Exhibit 4.1

TECHNICAL CONDITIONS FOR THE EXTENSION

The Organismo Regulador del Sistema Nacional de Aeropuertos (hereinafter called, ORSNA), represented in this act by its President Carlos Pedro Mario Aníbal Lugones Aignase and its Vice- president Fernando Muriel, and the Concessionaire Aeropuertos Argentina 2000 S.A. (hereinafter called, indistinctly, “the Concessionaire” or “AA2000”), represented in this act by its President Eng. Martín Antranik Eurnekian, both jointly called, “the Parties” meet to set forth the technical conditions for the Extension of the Concessions of the airports that are part of Group “A” of the National Airport System.

FIRST: CONCESSION PERIOD

Pursuant to the contract structure of the Concession, the ORSNA recommends the National Executive Power to extend the concession period for TEN (10) years, which shall thus expire on February 13, 2038.

SECOND: NECESSARY INFRASTRUCTURE

2.1  Given the need for short and medium term investments in airport infrastructure to strengthen the airport system, a non-excluding preliminary list of tentative projects and works (Annex I) is attached hereto. The ORSNA will prioritize the different items in this project bank and will decide the works that will be carried out in each period, pursuant to the financial goals set forth in the Economic- Financial Equation of the Concession. As regards the sources of funding for needed investments, the parties have made the following considerations:

2.1.1         The Concessionaire undertakes the commitment to assign a volume of funds amounting to USD 132 million (including VAT) as direct investment to cover unpaid expenses for physical progress certifications, to complete in 2020 and 2021 ongoing works currently considered as direct investment which are deemed necessary by the ORSNA, and to pay the VAT corresponding to unpaid certificates of works carried out with funds of the “Trust Fund for Works of Group A of Airports of the National Airport System”, of the “Additional Fund for Substantial Investments in Group A of Airports” and of the “Specific Trust fund for Works if the 2012 Project Bank.”

2.1.2         The Concessionaire promises to do its best effort and to contribute all expertise at hand to get the greatest leverage possible to obtain before 12/31/2021 funding that enables the company to have an early influx of up to USD 85 million in the “Trust Fund for Works of Group A of Airports of the National Airport System.” This volume shall neither include the balances of such account accrued up to December 2020 nor any income generated by other alternative sources other than aforementioned ones.

2.1.3         The Concessionaire promises to do its best effort and to contribute all expertise at hand to get the greatest leverage possible to obtain before 12/31/2021 funding that enables the company to have an early influx of up to USD 124 million in the “Additional Fund for Substantial Investments in Group A of Airports”. This volume shall neither include the balances of such account accrued up to December 2020 nor any income generated by other alternative sources other than aforementioned ones.

2.1.4         The Concessionaire promises to have before 03/31/2022 a volume of funds amounting to USD 406.5 million (VAT included). Such funds shall be used for the following purposes: (I) works considered as direct investment, to be carried out preferably during 2022/2023 and (ii) redemption of preferred shares of the National State performed by the Concessionaire before 03/31/2022, which shall be specifically allocated to airport infrastructure investments, as established in Decree 1799/07.

2.1.5         The Concessionaire undertakes the commitment to make Direct Investments for USD 200 million (VAT included) between the years 2024 and 2027 inclusive, at a rate of USD 50 million a year. This volume of investment shall be complementary to any Direct Investment balance carried forward from the 2021/2023 period, pursuant to the provisions of items 2.1.1) and 2.1.4) above, which are pending of execution by 2024.

2.1.6         Direct Investments for the 2028/2038 period shall be defined by the operative needs of the system and the balance of the concession.

2.2. With the purpose of providing an incentive to execute additional works, within the framework of the provisions of Clause 18 of the Memorandum of Agreement for Contract Renegotiation approved by Decree No 1799, of December 4, 2007 of the National Executive Power, the ORSNA may authorize the Concessionaire to execute contracts with third parties for a term longer than the term of effect of the Concession, as long as such term is justified by the magnitude of the investment and repayment thereof, and the Grantor or any person appointed by it may be subrogated to all rights and obligations of the Concessionaire at the end of the Concession.

THIRD: ECONOMIC-FINANCIAL EQUATION OF THE CONCESSION.

The indicative and conceptual REVENUE AND EXPENDITURE FINANCIAL PROJECTION OF THE CONCESSION (REFP) up to the year 2038 is attached hereto as Annex II.

The airport charges established in such financial projection aim to keep the balance of the Economic- Financial Equation of the Concession and the decision related to the final charges to be applied shall be based upon the Review Mechanism duly established and used by the ORSNA.

Financial obligations for March 2022, as stated in the previous clause, may be extended to December 2022, provided that there are external reasons not related to the parties that duly justify such extension, pursuant to ORSNA’s resolution, without detriment to the Investment commitments undertaken by the Concessionaire, which shall remain unaltered.

FOURTH: EXCLUSIVITY

4.1.          Pursuant to the provisions of clause 5.2 of the Concession Contract approved by Decree No 163 of the National Executive Power, of February 13, 1998, the exclusivity conferred pursuant to the provisions of clauses 3.11 and 4.1 of the Concession Contract shall be kept during the term of extension of the concession, with the following exceptions:

4.1.1.   Airport influence areas in the interior of the country shall no longer be applicable. This provision does not include the Metropolitan Region of Buenos Aires (RMBA, as per the acronym in Spanish), which comprises the airports of Ezeiza, Aeroparque, San Fernando and El Palomar. Exclusivity for fiscal warehouse activities in the airport influence areas shall be kept in all the national territory.

4.1.2   New airport infrastructure projects in the Río de la Plata promoted by the National Public Sector, as stated in section 8 of Law 24 156, shall not be subject to exclusivity and included in the airport influence area when such activities cannot be funded and operated by the Concessionaire due to the characteristics thereof.

For such purposes, the ORSNA shall assess, after receiving the corresponding report from the Concessionaire, the possibility to carry out the project according to the provisions of clauses 4.3 or 4.4 of the Concession Contract.

4.1.3   Intercargo S.A. shall keep the concession of ground handling services, and shall thus pay the Concessionaire the agreed fees and prices. If the National State decides to terminate, cancel or conclude the concession contract for the service rendered by Intercargo S.A., the concession for such services shall be transferred to the Concessionaire, who shall render the services on its own or through a third party or parties hired for that purpose.

FIFTH: MAINTENANCE OF THE STATE’S SHARE OWNERSHIP.

The National State shall keep its 15% share of Aeropuertos Argentina 2000 S.A.’s ordinary capital and shall hold its rights to such shares up to the end of the Concession period, also keeping the intangibility of such shares with no need to pay any compensation whatsoever to the Concessionaire for them.

SIXTH: WAIVER OF CLAIMS

Within TEN (10) working days of the effective date of the present Agreement,

6.1.	The Concessionaire shall prove its waiver of all claims, remedies and filed or ongoing lawsuits against the National State and/or its decentralized entities, both in administrative, arbitration or court proceedings, for any cause or, if applicable, it shall demonstrate it has obtained the corresponding judicial approval whenever the parties involved deem it necessary.

6.1.1.   Such waiver shall not imply an acknowledgment of the situation that originated the claim, remedy or lawsuit. In the specific case of fines imposed to the Concessionaire, in connection to which the Concessionaire has filed claims and/or legal proceedings, such actions shall be waived for the purpose of granting the extension that is the object of the present Agreement, and this waiver shall not be understood as an acknowledgment of the legitimacy of such fines.

6.1.2.   The waiver or judicial approval shall include a request that each party bears its own costs.

6.2.	The Concessionaire shall submit to the ORSNA the duly certified and legalized instruments that expressly and fully state the waiver of rights and actions pursuant to the provisions of the preceding paragraph.

6.3.	If upon the end of the term established in clause SIX the Concessionaire has not submitted proof of the corresponding waiver or judicial approval, the ORSNA shall cancel the application of the present Agreement. In such case, the ORSNA shall notify the Concessionaire of the breach and demand compliance with the committed waiver within a new term of 15 (fifteen) days.

6.4.	After this term and upon failure by the Concessionaire to submit proof of the committed waivers or, if applicable, the corresponding judicial approval, the ORSNA may withdraw from the agreement for a cause attributable to the Concessionaire.

SEVENTH: TERM OF EFFECT.

7.1.	The following conditions are necessary for this Agreement to be effective:

7.1.1.        The submission of the Concessionaire’s Minutes of the Meeting of the Board of Directors approving and authorizing the execution of the present Agreement.

7.1.2.  The decision by the National Executive Power to issue a decree approving the extension of the Concession period in the conditions established herein and approving the present Agreement.

7.2          The Concessionaire hereby acknowledges and accepts that the extension is a discretionary decision of the National Executive Power and thus the Concessionaire expressly accepts that, if the National Executive Power decides not to extend the concession, the Concessionaire shall not be entitled to any compensation whatsoever for this reason.

7.3           Upon breach by the Concessionaire of the technical conditions established herein, the corresponding penalties established in the Concession Contract (Decree No 163/98) and the Memorandum of Agreement for Contract Renegotiation (Decree No 1799/07) shall be applied.

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M. EURNEKIAN	MURIEL	LUGONES

ANNEX

PRELIMINARY LIST OF WORKS AND PROJECTS - GROUP A OF THE NATIONAL AIRPORT SYSTEM

AEROPARQUE	INSTALLATION OF 400 HZ CONVERTERS

AEROPARQUE	CCTV SYSTEM AND PERIMETER INTRUSION DETECTION SYSTEM

AEROPARQUE	FIRE PROTECTION SYSTEM REFURBISHMENT FOR BUILDINGS II, V AND VI - DETECTION SYSTEM

AEROPARQUE	CONSTRUCTION OF NEW NORTHERN APRON - STAGE 1

AEROPARQUE	SECTOR C RELOCATION WORKS - PASSENGER TERMINAL

AEROPARQUE	SECTOR C DEMOLITION

AEROPARQUE	SOUTHERN APRON EXPANSION - STAGE 2

AEROPARQUE	CHECK-IN AREA EXPANSION

AEROPARQUE	SEWERAGE NETWORK

AEROPARQUE	SUPPORT SERVICE INFRASTRUCTURE

AEROPARQUE	NEW PAMPA - CHARLIE ENTRY STATION

AEROPARQUE	GAS NETWORK READJUSTMENT

AEROPARQUE	PASSENGER TERMINAL EXPANSION

AEROPARQUE	NEW TCA BUILDING / GROUND HANDLING SERVICES

AEROPARQUE	SOUTHERN APRON EXPANSION - STAGE 3

AEROPARQUE	NEW INSPECTION STATION PSA - DOMESTIC FLIGHT DEPARTURES

AEROPARQUE	NORTHERN COASTAL LANDFILL

AEROPARQUE	RAILWAY TRANSPORT CONNECTION (PEOPLE MOVER)

AEROPARQUE	NORTHERN MULTILEVEL PARKING LOT

AEROPARQUE	NORTHERN SERVICE AREAS

AEROPARQUE	INTERNAL ROADS

AEROPARQUE	NEW TAXIWAYS AND NORTHERN APRON

AEROPARQUE	RUNWAY STRIP - NORTH SECTOR

BARILOCHE	FIRE PROTECTION SYSTEM

BARILOCHE	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

BARILOCHE	REMOTE APRON EXPANSION

BARILOCHE	NEW WEATHER STATION

BARILOCHE	PASSENGER TERMINAL EXPANSION

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BARILOCHE	MAINTENANCE/SERVICE INFRASTRUCTURE

BARILOCHE	VEHICULAR PARKING LOT EXPANSION

BARILOCHE	COMMERCIAL APRON EXPANSION

BARILOCHE	RUNWAY - TAXIWAY - APRON PAVEMENT RENEWAL

CATAMARCA	APPROACH LIGHTING SYSTEM

CATAMARCA	PASSENGER TERMINAL RENOVATION

CATAMARCA	VEHICULAR PARKING LOT

CATAMARCA	SEWAGE TREATMENT PLANT

CATAMARCA	RUNWAY, TAXIWAYS AND APRON

C. RIVADAVIA	NEW WEATHER STATION

C. RIVADAVIA	APRON EXPANSION

CÓRDOBA	AIRFIELD LIGHTING SYSTEM, RUNWAY 18-36 - ALPHA, SOUTH AND BRAVO
TAXIWAYS

CÓRDOBA	PARKING LOT EXPANSION

CÓRDOBA	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

CÓRDOBA	NEW TAXIWAY PARALLEL TO RUNWAY END 18

CÓRDOBA	COMMERCIAL APRON EXPANSION

CÓRDOBA	PASSENGER TERMINAL EXPANSION

CÓRDOBA	FULL RENOVATION OF COMMERCIAL APRON LIGHTING SYSTEM

CÓRDOBA	NEW PARALLEL TAXIWAY AIRFIELD LIGHTING

CÓRDOBA	NEW S.E.I. BUILDING

CÓRDOBA	APPROACH LIGHTING SYSTEM - CAB. 23

CÓRDOBA	MAINTENANCE/SERVICE INFRASTRUCTURE

ESQUEL	APPROACH LIGHTING SYSTEM

ESQUEL	NEW PASSENGER TERMINAL / TWR (CONSTRUCTION WORKS)

ESQUEL	NEW PARKING LOT

ESQUEL	SEWAGE TREATMENT PLANT

ESQUEL	RUNWAY - TAXIWAY - APRON PAVEMENT RENEWAL

EZEIZA	RUNWAY 11-29 RESTORATION - STAGE 2

EZEIZA	RUNWAY 11-29 AIRFIELD LIGHTING SYSTEM

EZEIZA	HOTEL TAXIWAY RESTORATION

EZEIZA	HOTEL TAXIWAY AIRFIELD LIGHTING SYSTEM READJUSTMENT

EZEIZA	HOTEL TAXIWAY EDGE AIRFIELD LIGHTING SYSTEM

EZEIZA	FULL ALPHA, CENTERLINE TAXIWAY REPAVING

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EZEIZA	GOLF TAXIWAY ADJUSTMENT FOR AIRCRAFT APRON (SECTOR 5)

EZEIZA	NEW TAXIWAYS (RAPID EXITS 11-29)

EZEIZA	NEW ALS SYSTEM (720 m) IN RUNWAY END 17

EZEIZA	AIRFIELD LIGHTING RING - STAGE III

EZEIZA	EXPANSION OF CCTV SYSTEM, BRIDGES AND OPERATIVE APRON

EZEIZA	NEW TAXIWAY PARALLEL TO RUNWAY END 35

EZEIZA	NEW WEATHER STATION

EZEIZA	RUNWAY 17/35 RESTORATION - STAGE 2

EZEIZA	BRITE SYSTEM REPLACEMENT FOR AGLAS SYSTEM

EZEIZA	FIRE PROTECTION SYSTEM INSTALLATION / EVACUATION FACILITIES - TERMINAL A

EZEIZA	ROADWAY SYSTEM

EZEIZA	PASSENGER TERMINAL EXPANSION

EZEIZA	APRON EXPANSION

EZEIZA	FUEL NETWORK EXPANSION

EZEIZA	SUPPORT SERVICE INFRASTRUCTURE

FORMOSA	RUNWAY EXPANSION AND REINFORCEMENT

FORMOSA	NEW AIRFIELD LIGHTING SYSTEM

FORMOSA	NEW WEATHER STATION

FORMOSA	PASSENGER TERMINAL

GRAL PICO	FIRE PROTECTION SYSTEM

GRAL PICO	MOVEMENT AREA PAVEMENT RENEWAL

IGUAZÚ	NEW PASSENGER TERMINAL

IGUAZÚ	GENERAL AVIATION APRON EXPANSION

IGUAZÚ	NEW TREATMENT PLANT

JUJUY	NEW PASSENGER TERMINAL

JUJUY	NEW CONTROL TOWER AND OPERATIONS BUILDING

JUJUY	VEHICULAR PARKING LOT AND ROADWAYS

JUJUY	MOVEMENT AREA PAVEMENT RENEWAL

LA RIOJA	NEW AIRFIELD LIGHTING SYSTEM

LA RIOJA	NEW PASSENGER TERMINAL

LA RIOJA	COMMERCIAL APRON EXPANSION

LA RIOJA	NEW VEHICULAR PARKING LOT

LA RIOJA	RUNWAY AND TAXIWAY REINFORCEMENT

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MALARGÜE	RUNWAY REPAVING

MALARGÜE	FIRE PROTECTION SYSTEM

MALARGÜE	AIRFIELD LIGHTING SYSTEM

MAR DEL PLATA	APPROACH LIGHTING SYSTEM

MAR DEL PLATA	MOVEMENT AREA PAVEMENT RENEWAL

MENDOZA	PASSENGER TERMINAL RENOVATION

MENDOZA	NEW TREATMENT PLANT

PARANÁ	NEW AIRFIELD LIGHTING SYSTEM

PARANÁ	RUNWAY REPAVING

PARANÁ	APPROACH LIGHTING SYSTEM

PARANÁ	FIRE PROTECTION SYSTEM

PARANÁ	PASSENGER TERMINAL RENOVATION

POSADAS	RUNWAY, APRON AND TAXIWAY REPAVING

POSADAS	RUNWAY STRIP LEVELLING WITH SOIL STABILIZATION IN RUNWAY AND TAXIWAYS

POSADAS	NEW AIRFIELD LIGHTING SYSTEM

POSADAS	PASSENGER TERMINAL

POSADAS	VEHICULAR PARKING LOT

PUERTO MADRYN	MOVEMENT AREA PAVEMENT RENEWAL

PUERTO MADRYN	PASSENGER TERMINAL RENOVATION

RECONQUISTA	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

RECONQUISTA	FIRE PROTECTION SYSTEM

RECONQUISTA	MOVEMENT AREA PAVEMENT RENEWAL

RECONQUISTA	PASSENGER TERMINAL RENOVATION

RESISTENCIA	PASSENGER TERMINAL RENOVATION

RESISTENCIA	FIRE PROTECTION SYSTEM

RESISTENCIA	MAIN TAXIWAY RECONSTRUCTION

RESISTENCIA	NEW WEATHER STATION

RESISTENCIA	MOVEMENT AREA PAVEMENT RENEWAL

RÍO CUARTO	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

RÍO CUARTO	FIRE PROTECTION SYSTEM

RÍO CUARTO	APPROACH LIGHTING SYSTEM + P.A.P.I.

RÍO CUARTO	MOVEMENT AREA PAVEMENT RENEWAL

RÍO GALLEGOS	NEW WEATHER STATION

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RÍO GALLEGOS	APPROACH LIGHTING SYSTEM EXPANSION AND ENHANCEMENT

RÍO GALLEGOS	MOVEMENT AREA PAVEMENT RENEWAL

RÍO GALLEGOS	PASSENGER TERMINAL RENOVATION

RÍO GRANDE	NEW ATMOSPHERIC DISCHARGE SYSTEM

RÍO GRANDE	APPROACH LIGHTING SYSTEM

RÍO GRANDE	MOVEMENT AREA PAVEMENT RENEWAL

RÍO GRANDE	PASSENGER TERMINAL RENOVATION

SALTA	FIRE PROTECTION SYSTEM

SALTA	VEHICULAR PARKING LOT AND ROADWAY EXPANSION - STAGE 1

SALTA	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

SALTA	APRON RECONDITIONING

SALTA	NEW WEATHER STATION

SALTA	NEW REGULATOR ROOM

SALTA	PASSENGER TERMINAL EXPANSION

SALTA	MOVEMENT AREA PAVEMENT RENEWAL

SAN FERNANDO	NEW S.E.I. BUILDING

SAN FERNANDO	NEW CONTROL TOWER

SAN FERNANDO	COMMERCIAL APRON EXPANSION

SAN FERNANDO	NEW WEATHER STATION

SAN FERNANDO	CCTV SYSTEM AND PERIMETER INTRUSION DETECTION SYSTEM

SAN FERNANDO	SANITATION INFRASTRUCTURE

SAN FERNANDO	PASSENGER TERMINAL

SAN FERNANDO	MOVEMENT AREA PAVEMENT RENEWAL

SAN FERNANDO	AIRSIDE COMPLEMENTARY WORKS

SAN JUAN	NEW AIRFIELD LIGHTING SYSTEM

SAN JUAN	NEW PASSENGER TERMINAL

SAN JUAN	MOVEMENT AREA PAVEMENT RENEWAL

SAN LUIS	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

SAN LUIS	APPROACH LIGHTING SYSTEM

SAN LUIS	MOVEMENT AREA PAVEMENT RENEWAL

SAN LUIS	PASSENGER TERMINAL RENOVATION

SAN RAFAEL	FIRE PROTECTION SYSTEM

SAN RAFAEL	APPROACH LIGHTING SYSTEM

SAN RAFAEL	RUNWAY REINFORCEMENT AND MANEUVERING AREA

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SAN RAFAEL	PASSENGER TERMINAL RENOVATION

SANTA ROSA	PASSENGER TERMINAL

SANTA ROSA	APPROACH LIGHTING SYSTEM

SANTA ROSA	MOVEMENT AREA PAVEMENT RENEWAL

S. DEL ESTERO	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

S. DEL ESTERO	PASSENGER TERMINAL EXPANSION

S. DEL ESTERO	APPROACH LIGHTING SYSTEM

S. DEL ESTERO	AIRFIELD LIGHTING SYSTEM

S. DEL ESTERO	MOVEMENT AREA PAVEMENT RENEWAL

TUCUMÁN	APPROACH LIGHTING SYSTEM EXPANSION

TUCUMÁN	PASSENGER TERMINAL EXPANSION

TUCUMÁN	COMMERCIAL APRON EXPANSION

VIEDMA	ATMOSPHERIC DISCHARGE SYSTEM ADJUSTMENT

VIEDMA	FIRE PROTECTION SYSTEM

VIEDMA	PASSENGER TERMINAL RENOVATION

VIEDMA	APPROACH LIGHTING SYSTEM

VIEDMA	MOVEMENT AREA PAVEMENT RENEWAL

VILLA REYNOLDS	MOVEMENT AREA PAVEMENT RENEWAL

MISCELLANEOUS GROUP A	SUPPORT SERVICE INFRASTRUCTURE

MISCELLANEOUS GROUP A	AIRFIELD LIGHTING - VISUAL AIDS

MISCELLANEOUS GROUP A	RUNWAY STRIP AND RESA RENEWAL

Note: The present list of works and projects is of a tentative nature. It has been drawn for reference purposes for the period 2021/2038. Works will be defined in the annual planning based on their priority according to airport needs.

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